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                                                                    EXHIBIT 23.3

                     [Letterhead of KPMG Peat Marwick LLP]

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Doskocil Companies Incorporated:

    We consent to the use of our report dated February 21, 1994 on the financial statements of the Frozen Specialty Foods Business (a unit of the Prepared Foods Division of International Multifoods Corporation) as of November 27, 1993, February 27, 1993 and February 29, 1992 and for the nine months ended November 27, 1993 and the years ended February 27, 1993 and February 29, 1992 incorporated herein by reference and to the reference to our firm under the heading "Independent Public Accountants" in the prospectus.

    Our report refers to the adoption by the Frozen Specialty Foods Business of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, in the nine months ended November 27, 1993 and Statement of Financial Accounting Standards No. 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS, in the year ended February 29, 1992.

                                          /S/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                          KPMG PEAT MARWICK LLP
Orange County, California
September 19, 1994